UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/01/2006

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Dr. S. B. Cha, Vice-President Commercial, has entered into a new employment contract with Cambridge Display Technology Inc. effective February 1, 2006. This contract replaces the employment contract between Dr. Cha and Cambridge Display Technology Limited, dated June 18, 2002 which was filed as Exhibit 10.36 to the company registration statement on Form S-1 (File No. 333-117824). Dr. Cha will commence an assignment to Japan, effective February 16, 2006 filed as exhibit 10.52. The assignment letter also amends the vesting of Dr. Cha's restricted stock units awarded under the Cambridge Display Technology, Inc. Special Bonus Plan. The restricted stock units previously vested in three equal instalments on each of the first three anniversaries of Cambridge Display Technology Inc.'s initial public offering (on December 15, 2004). The final instalment will now vest on the date Dr. Cha successfully completes his initial contractual assignment in Japan, which is agreed to be 31 March 2007.

Item 1.02.    Termination of a Material Definitive Agreement

The employment contract between Dr. S. B. Cha and Cambridge Display Technology Limited, dated June 18, 2002 which was filed as Exhibit 10.36 to the company registration statement on Form S-1 (File No. 333-117824) was terminated effective February 1, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: February 07, 2006	By:	/s/ Daniel Abrams
Daniel Abrams
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.51	SB Cha offer letter
EX-10.52	SB Cha assignment letter